Exhibit 2.4



                   PLAN OF REORGANIZATION AND MERGER AGREEMENT

         This Plan of Reorganization and Merger Agreement (the "Agreement") dated as of February13, 2004 is made and entered into by and between P.D.C. INNOVATIVE INDUSTRIES, INC., a Nevada corporation (the "Company"), PDC ACQUISITION CORP., a newly formed Florida corporation and wholly-owned subsidiary of the Company (hereinafter "Company Sub"), RAGIN' RIBS, INC., a Florida corporation. ("RRI"), and RAGIN' RIBS FRANCHISE CORP., a Florida corporation ("RRI Subsidiary").

                                   WITNESSETH:

         WHEREAS, the boards of directors of the Company, Company Sub, RRI and RRI Subsidiary deem it advisable and in the best interests of such corporations and their respective stockholders that Company Sub merge with and into RRI pursuant to this Agreement and the Articles of Merger in the form attached hereto as Exhibit A and pursuant to applicable provisions of law (such transaction hereinafter referred to as the "Merger");

         WHEREAS, Company Sub has an authorized capitalization consisting of 1,000 shares of common stock, $0.001 par value per share (the "Company Sub Stock"), of which 100 shares are issued and outstanding and are owned by the Company as of the date hereof; the Company has an authorized capitalization of 210,000,000 shares, consisting of: 200,000,000 shares of common stock, $0.001 par value per share (the "Company Stock"), of which 6,291,794 shares of Company Stock are currently issued and outstanding as of the date hereof, and 10,000,000 shares of blank check preferred stock, par value $0.001 of which 40,000 shares of Class A preferred stock ("Company Class A Preferred Stock ") are currently authorized but none issued and outstanding as of the date hereof; and RRI has an authorized capitalization consisting of: 50,000,000 shares of common stock, no par value per share (the "RRI Stock"), of which 43,941,800 shares are currently issued and outstanding as of the date hereof, 10,000,000 shares of blank check preferred stock, no par value per share of which 40,000 shares of Class A preferred stock ("RRI Class A Preferred Stock") have been authorized and 36,301 shares of Class A Preferred Stock are currently issued and outstanding as of the date hereof; and warrants issued and outstanding to purchase 225,000 shares of RRI Stock; and RRI Subsidiary has an authorized capitalization consisting of 7,500 shares of common stock, $1.00 par value per share of which 100 shares are issued and outstanding and are owned by RRI as of the date hereof;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:


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                                    ARTICLE I
                                    ---------

                                     MERGER

         1.01 General. At the Effective Time (as defined in Article X below) of the Merger and pursuant to the provisions of this Agreement, the corporate existence of Company Sub will be merged with and into RRI (hereinafter referred to as the "Surviving Corporation" whenever reference is made to it as of the Effective Time or thereafter) and continued in the Surviving Corporation, and the Surviving Corporation shall be deemed to be a continuation of the entities and identities of the Company Sub and RRI.

         1.02. Name and Organization. The name of the Surviving Corporation shall be "Ragin' Ribs, Inc." The Articles of Incorporation and bylaws of RRI shall be the Articles of Incorporation and bylaws of the Surviving Corporation. The established offices and facilities of RRI shall become the established offices and facilities of the Company and of the Surviving Corporation.

         1.03. Rights and Interests. At the Effective Time, the Surviving Corporation shall become the owner, by operation of law and without other transfer, of all the right, title and interest that Company Sub and RRI now have, or may have in the future, in and to all of their respective properties (both real and personal) and assets (both tangible and intangible) of every kind and nature whatsoever, whether choate or inchoate, now existing or arising in the future (the "Assets"). At the Effective Time, all rights, franchises, and interests of Company Sub and RRI in and to every type of intellectual property, including all of their respective trademarks, registrations, trademark applications, and goodwill associated therewith, shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer. The Surviving Corporation at the Effective Time, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, powers, designations, and nominations, and all other rights and interests as trustee, executor, administrator, agent, transfer agent, registrar of stocks and bonds, administrator of estates, assignee, and receiver, and in every other fiduciary and agency capacity in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by the Company Sub and RRI, respectively, immediately prior to the Effective Time.

         1.04. Liabilities and Obligations. At the Effective Time, the Surviving Corporation shall be liable for all liabilities of RRI. Company Sub is newly formed and has no liabilities of any type whatsoever, nor are there any creditors or any obligees of Company Sub or any liens on any of its property as it does not lease or own any property. All rights of creditors and other obligees and all liens on property of RRI shall be preserved unimpaired.

         1.05 Directors and Officers. The directors and officers of the Surviving Corporation and of the Company at the Effective Time shall be the same persons who constitute the directors and officers of RRI as of the date hereof pursuant to resolutions adopted by the Board of Directors of Company Sub and of the Company and the directors and officers of both Company Sub and of the


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


Company immediately prior to the Effective Time shall, as of the Effective Time, resign all such capacities.

         1.06. Adoption. Unless contrary to the laws of the State of Florida, the United States of America, or other applicable laws, all corporate acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of Company Sub and RRI, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors or officers, and agents that were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to Company Sub and RRI immediately before the Effective Time.

         1.07. Accounting Treatment; Federal Income Tax Treatment. The parties hereby agree that it is their intention that the Merger will be treated as a reverse-merger "purchase" for accounting purposes with RRI being the accounting survivor under applicable U.S. accounting standards. The parties further agree that it is their intention that the Merger will be treated as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. The parties hereby mutually agree that they will give such notices, file such instruments, give such consents, and take or cause to have taken such actions as are reasonably necessary to ensure the accounting treatment and federal income tax treatment described herein.

         1.08. Post-Merger Matters. Following the Merger, the Company will utilize its best efforts to effect a change of the Company's name to "Ragin Ribs International, Inc." or a similar name.

                                   ARTICLE II
                                   ----------

            CONVERSION AND CANCELLATION OF RRI STOCK AND RRI CLASS A
                                 PREFERRED STOCK

         2.01. General. The manner of exchanging and converting the issued and outstanding shares of RRI Stock and RRI Class A Preferred Stock shall be as hereinafter provided in this Article II.

         2.02. Conversion of RRI Stock and RRI Class A Preferred Stock. At the Effective Time and without any action on the part of the Company, Company Sub, RRI, or the holders of any of the securities of any of these corporations:

         (a) each outstanding share of RRI Stock shall be converted into one share of Company Stock, and each outstanding share of RRI Class A Preferred Stock shall be converted into one share of Company Class A Preferred Stock. All such shares of RRI Stock and RRI Class A Preferred Stock shall no longer be outstanding, and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificates, in accordance with the provisions of Article II


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


hereof, certificates evidencing such number of shares of Company Stock into which such shares of RRI Stock were converted, and certificates evidencing such number of shares of Company Class A Preferred Stock into which such shares of RRI Class A Preferred Stock, respectively, were converted. The holders of such certificates previously evidencing such shares of RRI Stock and RRI Class A Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of RRI Stock and RRI Class A Preferred Stock except as otherwise provided herein or by law;

         (b) any shares of RRI Stock and RRI Class A Preferred Stock held in the treasury of RRI immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment of any type shall be made with respect thereto;

         (c) each share of Company Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and thereafter, each stock certificate of Company Sub shall evidence ownership of shares of common stock of the Surviving Corporation.

         (d) each warrant to purchase shares of RRI Stock (collectively, the "Assumed Securities") shall become, without further action, exercisable for one share of Company Stock for each one share of RRI Stock to which each such warrant relates, without any adjustment in the exercise price per share. The Company shall assume all of RRI's obligations relating to the Assumed Securities, in accordance with such conversion ratio, and otherwise be subject to the other terms and conditions as set forth in such security.

         2.03. Transmittal Instructions. As soon as is practical after the Effective Time, shareholders of RRI will be sent transmittal forms for use in forwarding for surrender their stock certificates representing RRI Stock and RRI Class A Preferred Stock for the purpose of exchanging them for certificates representing Company Stock and Company Class A Preferred Stock, as the case may be. The transmittal forms and certificates for the RRI Stock must be sent to Florida Atlantic Stock Transfer, which is the transfer agent (the "Transfer Agent") and registrar for the Company Stock. The transmittal forms and certificates for the RRI Class A Preferred Stock must be sent to the Company as the Company presently acts as its own transfer agent in respect to the Company Class A Preferred Stock. The provisions of Section 2.02 and this Section 2.03 shall not apply to any share of RRI Stock or RRI Class A Preferred Stock in respect of which the holder thereof pursues the remedy of appraisal rights in accordance with applicable Florida law, unless and until such holder has exhausted his/her appraisal rights thereunder, at which time the provisions of Sections 2.02 and 2.03 shall apply in their entirety thereto.

         2.04. Issued in Name Other than Current Ownership. If any share of Company Stock or Company Class A Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Transfer Agent or the Company as the case


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


may be, any transfer or other taxes required by reason of the issuance of a share of Company Stock or a share of Company Class A Preferred Stock in any name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction the Transfer Agent or the Company, as the case may be, that such tax has been paid or is not payable.

         2.05. Consideration in Full Satisfaction. All rights to receive Company Stock or Company Class A Preferred Stock for which shares of RRI Stock and RRI Class A Preferred Stock, as the case may be, shall have been converted pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged shares of RRI Stock and RRI Class A Preferred Stock, respectively.

         2.06. Subsequent Transfer of Stock. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of RRI Stock and RRI Class A Preferred Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for Company Stock and Company Class A Preferred Stock, as the case may be, as provided in this
Article II.

            2.07 Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Stock, RRI Stock, or RRI Class A Preferred Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, or stock dividend declared thereon with a record date within such period, the exchange rate described in
Section 2.02 above for each share of RRI Stock and RRI Class A Preferred Stock, as the case may be, shall be adjusted so that the total fair market value of the shares of Company Stock and Company Class A Preferred Stock, as the case may be, that would have been issued for RRI Stock and RRI Class A Preferred Stock, respectively, in the absence of such reclassification, recapitalization, split-up, combination, exchange of shares, readjustment, or stock dividend, will be preserved. No such adjustments shall be made without the prior written consent of all of the parties hereto.

                                   ARTICLE III
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND COMPANY SUB

         The Company and Company Sub hereby jointly and severally represent and warrant to RRI as of the date hereof, which shall also be true through the Closing Date (as defined in Article X below), as follows:

         3.01. Organization and Qualification. The Company and Company Sub (a) are each duly organized, (1) as to the Company, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (2) as to Company Sub, validly existing under the laws of the jurisdiction of its incorporation whose status is active; (b) each has all requisite corporate power and


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


authority to own, operate, and lease its properties and to carry on its business as it is currently being conducted; and (c) are each qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of its business require such qualification.

         3.02. Licenses and Permits. To their Knowledge, the Company and Company Sub each have all licenses, permits, consents, orders, approvals, and other authorizations necessary for the conduct of its business as now being conducted and proposed to be conducted. Except as provided in Section 6.04 herein, no approval, consent, authorization, or other order of, and no designation, filing, registration, qualification, or recording with any governmental authority, domestic or foreign, is required for the Company's or Company's Sub's performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.03. Capitalization.

                  (a) The authorized capital stock of the Company is 210,000,000 shares, consisting of 200,000,000 shares of Company Stock, $0.001 par value per share, of which 6,291,794 shares of Company Stock are currently issued and outstanding, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. The authorized capital stock of Company Sub consists of 1,000 shares of Company Sub Stock, $0.001 par value per share, of which 100 shares are currently issued and outstanding, all of which are owned by the Company, free and clear of all liens, claims, and encumbrances. All outstanding shares of capital stock of the Company and Company Sub are validly issued, fully paid and nonassessable.

         3.04. Options, Warrants, and Subscriptions.

                  (a) Except as set forth in 3.03 above , neither the Company or Company Sub has outstanding (i) any other shares of any class of capital stock other than the common stock of each of the Company and Company Sub, respectively, (ii) no options, warrants, subscription, or other rights to purchase from the Company or Company Sub any capital stock of the Company or of Company Sub; (iii) no securities convertible into or exchangeable for capital stock of the Company or of Company Sub; and (iv) no other commitments of any kind for the issuance of additional shares of capital stock or options, warrants, or other securities of the Company or of Company Sub.

                  (b) No Person, including, but not limited to, any officer or director of the Company, has any right (preemptive or otherwise) to acquire any capital stock of the Company or of Company Sub.

         3.05. Subsidiaries. Except as set forth in the Company's Form 10-KSB for the fiscal year ended December 31, 2002, there is presently no corporation, partnership, limited liability company, or other business enterprise in which the Company has any direct or indirect equity interest other than Company Sub. To the Knowledge of the Company and Company Sub, the Company subsidiary listed in the exhibit section to the Company's Form 10-KSB for the fiscal year ended December 31,


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



2002 has been administratively dissolved. In connection with this Agreement, the Company has filed Articles of Incorporation with the Office of the Secretary of State of Florida and formed a new corporation, PDC Acquisition Corp., which shall be a wholly-owned subsidiary of the Company immediately prior to completion of the Merger.

         3.06. Authorization, Execution, and Delivery. The Company and Company Sub each has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No proceedings on the part of the Company or Company Sub are necessary to authorize the execution and delivery of this Agreement and, except as provided in Section 6.04 herein, the consummation of such transactions. This Agreement and all other agreements herein contemplated to be executed by the Company and Company Sub have been duly authorized by the respective Boards of Directors of the Company and Company Sub, duly executed and delivered by the Company and Company Sub and constitute legal, valid, and binding obligations of the Company and Company Sub enforceable against each of the Company and Company Sub in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion. The execution and performance of this Agreement by the Company and Company Sub will not, with the passing of time or otherwise, constitute a material breach of any agreement, indenture, mortgage, license, or other instrument or document to which the Company or Company Sub is a party or otherwise bound. The execution and performance of this Agreement will not, with the passing of time, or otherwise, violate or conflict with any provision of the respective articles of incorporation or bylaws of the Company or Company Sub. No dissenters' or other similar rights have been or will be created for the shareholders of the Company and/or of Company Sub as a result of or arising from the execution of this Agreement by the Company and/or Company Sub or the consummation by the Company and/or Company Sub of the transactions contemplated hereby.

         3.07. No Conflict With Judgments and Decrees. The consummation of the Merger in accordance with the terms, conditions, and provisions of this Agreement will not conflict with, or result, with the passing of time, or otherwise, in a breach of, any term, condition, or provision of any judgment, order, injunction, decree, writ, or ruling of any court, tribunal, or regulatory or self- regulatory authority, either domestic or foreign, to which either the Company or Company Sub is subject.

         3.08. Government Approvals. Except for the approvals to be obtained pursuant to Section 6.04 below, no consent, approval, order, or authorization of, or registration, declaration, or filing with, any federal, state, local or foreign governmental authority, either domestic or foreign, is required to be made or obtained by the Company or Company Sub in connection with the execution and delivery of this Agreement by the Company and Company Sub or the consummation by the Company and Company Sub of the transactions contemplated hereby.

         3.09. Financial Statements. The Company has previously delivered to RRI true, correct, and complete copies of the following financial statements and notes thereto (the "Financial


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


Statements"):

                  (a) audited financial statements of the Company for the period from inception to December 31, 2002;

                  (b) unaudited financial statements as filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003.

                  The Company's fiscal year end is December 31. Except as set forth in this Section 3.09, the Financial Statements (a) are a true and correct reflection of the financial condition of the Company as of the dates therein;
(b) were prepared in accordance with generally accepted accounting principals applied on a consistent basis over the reported periods ("GAAP"); (c) were prepared in accordance with the books and records of the Company; (d) fairly present the Company's financial condition and the results of its operations and changes in its financial position at the relevant dates thereof and for the years or periods covered thereby, subject in the case of the unaudited interim financial statements, to normal year end audit adjustments; and (e) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statements. Company Sub has no financial statements because it is newly formed for the purpose of effectuating the Merger and it has no assets, liabilities, contracts or obligations of any kind or nature whatsoever.

         3.10. No Undisclosed Liabilities. Except as set forth in the Financial Statements and in Schedule 3.10 hereto, the Company has no liabilities or obligations of any kind or nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due (including without limitation any liability for taxes and interest, penalties, and other charges payable with respect to any such liability or obligation) which have had or could have a Material Adverse Effect (as defined in Article XI below).

         3.11. Absence of Certain Changes. Since September 30, 2003, and except as otherwise set forth in the Company's Form 10-QSB for the quarter ended September 30, 2003, the Company's Form 10-KSB for the fiscal year ended December 30, 2002, and/or below in this section, there has not been with respect to the Company and/or Company Sub:

                  (a) any transaction not in the ordinary course of business that has had or could have a Material Adverse Effect;

                  (b) any change in the business, property, assets, liabilities (whether absolute, accrued, contingent, or otherwise), operations, liquidity, income, condition (financial or otherwise), prospects, or net worth of the Company or Company Sub that has had or could have a Material Adverse Effect;

                  (c) a declaration, or an agreement to declare or make any payment of dividends


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


or distributions of any assets of any kind to the stockholders of the Company or Company Sub, or a redemption, or agreement or authorization to redeem any of the Company Stock or Company Sub Stock;

                  (d) any damage, destruction, or loss, extraordinary or otherwise and whether or not covered by insurance, that has had or could have a Material Adverse Effect;

                  (e) any amendment permitted or made with regard to any material contract, material license, or material agreement to which the Company or Company Sub is a party;

                  (f) any acquisition or disposition by the Company or Company Sub of any property or asset, whether real or personal, having a fair market value in an amount greater than $1,000, except in the ordinary course of business and in conformity with past practice;

                  (g) any mortgage, pledge, or subjection to lien, charge, or encumbrance of any kind or on any of the respective properties or assets of the Company or Company Sub, except to secure borrowings in the ordinary course of business and in conformity with past practice;

                  (h) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee, or agent of the Company or Company Sub, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees, or agents, other than (except in the case of directors and officers) routine increases made in the ordinary course of business and in conformity with past practice;

                   (i) any incurrence of, guarantee of, assumption of, or taking any property subject to, any liability, except for liabilities incurred or assumed or property taken in the ordinary course of business and in conformity with past practice;

                  (j) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional benefits for officers, directors, or employees;

                  (k) any material alteration in the manner of keeping the books, accounts, or records of the Company or Company Sub, or in the accounting practices therein reflected;

                  (l) any release or discharge of any obligation or liability of any Person to the Company or Company Sub of any nature whatsoever, except in the ordinary course of business and in conformity with past practice and except in cases that have not had and could not have a Material Adverse Effect;

                  (m) any increase or decrease of (i) any amounts charged for services rendered or products sold by the Company or Company Sub; or (ii) inventory ordered, except, in either case, in the ordinary course of business and in conformity with past practice;


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


                  (n) any facts or circumstances that may reasonably result in the loss of customers, suppliers, or vendors of the Company or Company Sub, including without limitation, any notices, statements, or circumstances indicating that any customer, supplier, or vendor has or will terminate or alter its business relationship with the Company or Company Sub;

                  (o) any loan by the Company or Company Sub to any officer or director of the Company or Company Sub, or any Affiliate (as defined in Article XI below) thereof;

                  (p) any other event or condition of any character which has had or could have a Material Adverse Effect; or

                  (q) any agreement or authorization to do any of the above.

         3.12. Tax Matters.

                  (a) within the times and in the manner prescribed by law, each of the Company and Company Sub has filed all federal, state, local and foreign tax returns for which the Company and Company Sub has had the responsibility for filing, and has timely paid all taxes, penalties, and interest (hereinafter collectively referred to as "Taxes") shown to be due and payable on such returns, except as set forth on Schedule 3.10 hereto;

                  (b) to the Knowledge of the Company and Company Sub, all tax returns filed by the Company and Company Sub constitute complete and accurate representations of its tax liabilities for such years and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of its properties and assets;

                  (c) to the Knowledge of the Company and Company Sub, each of the Company and Company Sub has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local, or foreign taxes;

                  (d) to the Knowledge of the Company and Company Sub, no examination of the federal, state, local or foreign tax returns of the Company or Company Sub is currently in progress, nor, to the Knowledge of the Company and Company Sub, is any such examination threatened, except relating to the tax matters described in Schedule 3.10 hereto; and

                  (e) to the Knowledge of the Company and Company Sub, neither the Company or Company Sub has received any communication from any taxing authority regarding any tax return of the Company or Company Sub with respect to any matter that has not been closed, settled, waived, or fully concluded, or would otherwise have a Material Adverse Effect, except relating to the tax matters described in Schedule 3.10 hereto.

         3.13. No Litigation. There are no investigations, actions, suits, judgments, or claims


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


outstanding, pending or, to the Knowledge of the Company or Company Sub, threatened against the Company or Company Sub or involving any of its properties or assets, whether at law or in equity, before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, instrumentality, or other person (a "Proceeding"), which may result in a material liability to the Company or Company Sub or affect the Company Stock or Company Sub Stock, except for those matters set forth in
Schedule 3.10 hereto.

         3.14. Transactions with Affiliates. Except as set forth in the Company's Form 10-QSB for the quarter ended September 30, 2003 and/or the Company's Form 10-KSB for the fiscal year ended December 31, 2002, there are no prior transactions by either the Company or the Company Sub with their respective officers, directors, employees, or any affiliates thereof, and no such person has any interest in any property owned or used by the Company or Company Sub.

         3.15. Contracts. Except as set forth in the Company's Form 10-QSB for the quarter ended September 30, 2003 and/or the Company's Form 10-KSB for the fiscal year ended December 31, 2002, neither the Company or Company Sub is a party to any oral or written: (a) contract for the employment or compensation of any officer or employee or consultant; (b) agreement, contract, or indenture relating to the borrowing of money by the Company or Company Sub; (c) guaranty of any obligations for the borrowing of money or otherwise; (d) management agreement, consulting agreement, independent contractor agreement, or other similar contract or arrangement; (e) collective bargaining or labor agreement;
(f) agreement with any present or former officer, director, or shareholder; (g) employee pension, profit-sharing, or other benefit plan or arrangement; (h) lease for real or personal property; (i) any contract or agreement that will terminate upon a change in control of the Company or Company Sub; (j) any contract or agreement obligating the Company or Company Sub to provide products or services for a period of one year or more; (k) any contract relating to pending capital expenditures by the Company or Company Sub; (l) any non-competition or confidentiality agreements restricting the Company or Company Sub in any manner; (m) other material contracts or understandings, irrespective of subject matter and whether or not in writing, and not otherwise disclosed; or
(n) contract, agreement, or other commitment that involved a payment, or requires the payment by, the Company or Company Sub of more than $1,000 in any 12- month period not otherwise previously disclosed in writing to RRI .

         3.16. Employment Matters. To the Knowledge of the Company and Company Sub, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or Company Sub, or to effectuate or threaten to effectuate a strike, slowdown, work stoppage, or lockout with regard to the Company or Company Sub.

         3.17. Compliance with Law.

                  (a) To the Knowledge of each of the Company and Company Sub, except for the tax related matters set forth on Schedule 3.10 hereto, the conduct of the business of each of the Company and Company Sub to date and through the Closing Date does not and will not violate any federal, state, local or foreign laws, statutes, ordinances, rules, regulations, decrees, orders, permits, or other similar items in force on the date hereof or through the Closing Date (including, but not limited to, any of the foregoing relating to employment discrimination, employment practices, withholding of taxes and other sums from employees, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and environmental protection or conservation), the enforcement of which could have a Material Adverse Effect on the Company and/or Company Sub, nor has the Company or Company Sub received any notice of any such violation.

                  (b) No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), has occurred or is continuing with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by the Company or any welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by the Company. The Company has no employee benefit plans or any welfare benefits plans and no contributions are required to be made by the Company with respect to any such plans.

                  (c) The Company has filed with the SEC all reports (including all amendments thereto) and maintained all books and records required to be maintained by it under applicable federal and state securities laws, regulations, and rulings, including the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. All information contained in such filings was true and complete on the date such filings were made, except for any filed amendments thereto. Neither the Company or the Company Sub is subject to a formal or informal agreement or enforcement action or proceeding or, to its/their Knowledge, formal or informal investigation or inquiry, by any regulatory or self-regulatory agency (including but not limited to the National Association of Securities Dealers, Inc) or authority having jurisdiction over it, nor are any of the foregoing pending, or to its/their Knowledge, threatened or contemplated. To their Knowledge, the Company's and Company Sub's respective securities issuances since inception have been made in material compliance with all applicable U.S., state and foreign securities laws, rules and regulations.

         3.18. Absence of Unethical Business Practices. To their Knowledge, neither the Company or Company Sub or any director or officer thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, government, employee, or other Person who was or is in a possible position to help or hinder the Company or Company Sub, which gift or benefit (a) might subject the Company or Company Sub to any damages or penalties in any civil or criminal proceeding; (b) might have had a Material Adverse Effect on the Company or Company Sub; or (c) might have a Material Adverse Effect on the Company or Company Sub if not continued.

         3.19. No Conflict With Other Instruments. The consummation of the Merger in accordance with the terms, conditions, and provisions of this Agreement will not be in material conflict with, or result in a material breach of, any term, condition, or provision of, or constitute a material default under, any contract, indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company and/or Company Sub is a party and will not constitute an event that with the lapse of time or action by a third party could result in any material default under any of the foregoing, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company or the Company Stock or Company Sub or Company Sub Stock.

         3.20. Insurance. Neither the Company or Company Sub has any insurance of any type.

         3.21. Intellectual Property.

                  (a) Each of the Company and Company Sub has full and exclusive right, title, and interest in and to, or license rights to, as to the Company, the license agreement dated June 8, 2000 by and between the Company and David Sowers, as amended (including an amendment thereto pursuant to a Termination Agreement by and between the Company, the estate of David Sowers, deceased, by and through the estate's personal representative, Sandra Sowers, Medical Marketing Innovations, Inc. and Global Medical Marketing, Inc.), and otherwise all patents, patent applications, registered or unregistered trademarks, service marks, and trade names, registered or unregistered copyrights and applications therefor, licenses, approvals, or governmental authorizations to conduct its business as now conducted, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent protectable), proprietary development and marketing information and know-how, inventions, inventors' notes (to the extent such notes exist), drawings, designs associated with the foregoing, and other confidential information (collectively, "Intellectual Property") relating to its business or otherwise used in or necessary for the proper conduct of its business, free and clear of all liens, security interests, claims and encumbrances of any nature; and each of the Company and Company Sub has no obligation to any other person or entity with respect to the Intellectual Property or any product or process of the Company or Company Sub utilizing or embodying any Intellectual Property.

                  (b) There is (i) no infringement, misuse, or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, or distributed, or ever having been used, manufactured, or distributed at any time previously, by or on behalf of the Company or Company Sub; (ii) no pending or, to the Knowledge of the Company and Company Sub, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed, or controlled by any third party arising out of any product or process now being used, manufactured, or distributed, or ever having been used, manufactured, or distributed at any time previously, by or on behalf of the Company or Company Sub ; (iii) no pending or threatened or potential claim, challenge or proceeding by the Company or Company Sub against any third party for infringement, misuse, or misappropriation of or interference with any Intellectual Property owned, licensed, or controlled by the Company or Company Sub; or (iv) no notice or facts or information rendering any Intellectual Property owned, controlled, or licensed by the Company or Company Sub invalid or unenforceable, nor is there any allegation that any such Intellectual Property is invalid or unenforceable.

         3.22. Real and Personal Property.

                  (a) The Company has good and marketable title to each of the items of real and personal tangible and intangible property recorded as owned in the Financial Statements (except for property sold or otherwise disposed of since September 30, 2003 in the ordinary course of business and in conformity with past practice), free and clear of all mortgages, liens, security interests, conditional sales contracts, encumbrances, leases, equities, claims, charges, easements, rights-of- way, covenants, conditions, and restrictions, except (i) those incurred or created in conformity with past practice; (ii) mortgages and other encumbrances reflected in the Financial Statements; (iii) liens for current taxes not yet due and payable; and (iv) such imperfections of title and encumbrances as do not detract from, or interfere with, the present use of the properties subject thereto or affected thereby, or otherwise impair the value thereof or the operations thereat; and

                  (b) no officer, director, or employee of the Company, nor any spouse, child, or other relative or Affiliate thereof, owns directly or indirectly in whole or in part, any of such real property or tangible or intangible personal property.

         3.23. Environmental Compliance.

                  (a) The Company and any Property owned or operated by it are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition, or circumstance that is likely to interfere with the conduct of the business of the Company in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a material violation thereof or which would have a Material Adverse Effect;

                  (b) The Company does not now or has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility, or real property is subject to any actual proceeding under any Environmental Law, and the Company is not aware of any facts or circumstances that could give rise to such a proceeding;

                  (c) there are no actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company under any Environmental Law, and the Company has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

                  (d) there are no actions or proceedings pending or, to the Knowledge of the Company, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances at or on (i) any property currently or in the past owned, operated, or leased by the Company or over which the Company exercised managerial functions; or (ii) at any property where Polluting Substances generated by the Company have been disposed;

                  (e) there is no Property for which the Company is or was required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such property or any portion of it;

                  (f) to the Company's Knowledge, the Company has not generated any Polluting Substances;

                  (g) there has been no release of Polluting Substances by the Company in violation of any Environmental Law which would require any report or notification to any governmental or regulatory authority in or on any property;

                  (h) neither the Company nor any property is subject to investigation or, to the Knowledge of the Company, threatened or pending litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

                  (i) there are no underground or above ground storage tanks on or under any property which are not in conformity with any Environmental Law and any property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

                  (j) to the Knowledge of the Company, there is no asbestos containing material on any Property owned or operated by the Company.

         3.24. Minute Books. The minute books of the Company and Company Sub accurately reflect material actions taken by the stockholders of the Company and its Board of Directors and the stockholder of Company Sub and its Board of Directors.

         3.25. Hart-Scott. Within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable regulations thereunder, 16 C.F.R. Parts 801-803 (collectively, "Hart-Scott"), neither the Company nor Company Sub nor any of their respective Affiliates (i) is engaged in manufacturing; (ii) has total assets of $10 million or more; or (iii) has annual net sales of $100 million or more.

         3.26. Articles of Incorporation; Bylaws. The Company's and Company Sub's respective Articles of Incorporation (as amended in the case of the Company) and bylaws (in the case of the Company), true and complete copies of which have previously been reviewed by RRI, have not been rescinded, amended or modified in any respect, except as previously and publicly disclosed.

         3.27. Broker's Agents and Finder's Fees. There is no agent's, broker's, or finder's fee or commission payable, or that will be payable, in connection with the transactions contemplated by this Agreement by virtue of, or resulting from, any action or agreement by each of the Company and Company Sub or any affiliate thereof.

                                   ARTICLE IV
                                   ----------

            REPRESENTATIONS AND WARRANTIES OF RRI AND RRI SUBSIDIARY

         Each of RRI and RRI Subsidiary hereby jointly and severally represents and warrants to the Company and Company Sub as of the date hereof, which shall also be true as of the Closing Date, as follows:

         4.01. Organization and Qualification. Each of RRI and RRI Subsidiary:
(a) is a corporation duly incorporated, validly existing under the laws of the State of Florida whose status is active, and has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is currently being conducted; and (b) is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of its business require such qualification.

         4.02. Licenses and Permits. Each of RRI and RRI Subsidiary has all licenses, permits, consents, orders, approvals, and other authorizations necessary for the conduct of its business as now being conducted and proposed to be conducted. Except as provided in Section 5.04 below, no approval, consent, authorization, or other order of, and no designation, filing, registration, qualification, or recording with any governmental authority, domestic or foreign, is required for RRI's and/or RRI Subsidiary's performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.03. Capitalization. The authorized capital stock of RRI consists of:
(a) 50,000,000 shares of RRI Stock, of which 43,941,800 shares are currently issued and outstanding; and (b)10,000,000 shares of blank check preferred stock, no par value per share of which 40,000 shares of Class A Preferred Stock have been authorized and 36,301 shares of Class A Preferred Stock are currently issued and outstanding as of the date hereof; and warrants issued and outstanding to purchase 225,000 shares of RRI Stock. There are no other securities of RRI authorized, issued and/or outstanding, and no other instruments, agreements and/or other documents convertible into, exchangeable for, or exercisable for any shares of RRI Stock and/or any other RRI securities, or which grant any right, contingent or otherwise, to receive shares of RRI Stock and/or any other RRI Securities, other than the Class A Preferred Stock which is convertible into RRI stock as provided for in RRI's articles of incorporation, as amended, and previously filed with the Florida Secretary of State's Office.

         The authorized capital stock of RRI Subsidiary consists of 7,500 shares of common stock, $1.00 par value per share of which 100 shares of common stock are issued and outstanding and owned by RRI. RRI owns all of such share beneficially and of record, there are no liens, claims, and/or encumbrances thereon or relating thereto, and nothing herein shall cause such shares to be or become subject to any lien, claim and/or encumbrance. There are no other securities of RRI Subsidiary authorized, issued and/or outstanding, including but not limited to options and/or warrants relating thereto, and there are no other instruments, agreements and/or other documents convertible into, exchangeable for, or exercisable for any shares of RRI Subsidiary common stock and/or any other RRI Subsidiary securities, or which grant any right, contingent or otherwise, to receive shares of RRI Subsidiary common stock and/or any other RRI Subsidiary securities.

         4.04. Options, Warrants, and Subscriptions.

                  (a) Each of RRI and RRI Subsidiary has: (i) no options, warrants, subscriptions, or other rights to purchase from RRI and/or RRI Subsidiary any capital stock of RRI and /or RRI Subsidiary currently authorized, issued and outstanding, except for warrants issued by RRI to purchase 205,000 shares of RRI Stock exercisable at $.10 per share through November 30, 2006 and warrants issued by RRI to purchase 20,000 shares of RRI Stock exercisable at $.50 per share through August 31, 2006; (ii) no securities convertible into or exchangeable for capital stock of RRI and/or RRI Subsidiary other than the RRI Class A Preferred Stock which is convertible on the basis as described in RRI's articles of incorporation, as amended; and (iv) no other commitments of any kind for the issuance of additional shares of capital stock or options, warrants, or any other securities of RRI and/or RRI Subsidiary.

                  (b) No Person, including, but not limited to, any officer or director of RRI and/or RRI Subsidiary has any right (preemptive or otherwise) to acquire any capital stock of RRI and/or RRI Subsidiary.

         4.05. Subsidiaries. There is no corporation, partnership, limited liability company, or other business enterprise in which RRI and/or RRI Subsidiary has any direct or indirect equity interest, except for: (i) in the case of RRI, RRI Subsidiary, which is wholly-owned by RRI; and (ii) each of Ragin' Ribs Canada, Inc., a Canadian corporation ("RRC"), Henderson One Group, Inc., a Florida corporation ("Henderson") , and StaySteele LLC, a Georgia limited liability company ("StaySteele"), in which RRI has a direct investment interest of 50%, 51% and 50%, respectively. RRC is a development stage company with no material business operations to date, Henderson is a recently opened restaurant located in Tampa, Florida, and StaySteele is a currently non-operating limited liability company. Neither RRC, Henderson or StaySteele is subject to any adverse claims, actions, proceedings, and/or investigations by any third party, none of such entities individually and/or in the aggregate has/have any material liabilities, contingent or otherwise, or material commitments to any third party, none of such entities is in material breach of any agreement, arrangement and/or understanding with any third party, and the execution of this Agreement by RRI and RRI Subsidiary and their consummation of the transactions contemplated hereby will not cause any of the foregoing to occur. Each of such entities has paid all taxes due and owing through the date hereof.

         4.06. Authorization, Execution, and Delivery. Ech of RRI and RRI Subsidiary has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No proceedings on the part of RRI and/or RRI Subsidiary are necessary to authorize the execution and delivery of this Agreement and, except as provided in Section 5.04 below, the consummation of such transactions. This Agreement and all other agreements herein contemplated to be executed by RRI and/or RRI Subsidiary have been duly executed and delivered by each of RRI and RRI Subsidiary and constitute legal, valid, and binding obligations of each of RRI and RRI Subsidiary enforceable against each of RRI and Subsidiary in accordance with their respective terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

         4.07. No Conflict With Judgments and Decrees. The consummation of the Merger in accordance with the terms, conditions, and provisions of this Agreement will not conflict with, or result in a breach of, any term, condition, or provision of any judgment, order, injunction, decree, writ, or ruling of any court or tribunal, either domestic or foreign, to which each of RRI and RRI Subsidiary or any RRI and/or RRI Subsidiary stockholder is subject.

         4.08. Government Approvals. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any federal, state, or local governmental authority is required to be made or obtained by RRI and/or RRI Subsidiary in connection with the execution and delivery of this Agreement by each of RRI and RRI Subsidiary or the consummation by each of RRI and RRI Subsidiary of the transactions contemplated hereby.

         4.09. Financial Statements. RRI has previously delivered to the Company true, correct, and complete copies of the following financial statements (the "RRI Financial Statements"): unaudited financial statements comprised of a balance sheet as of December 31, 2003 and income statement for the twelve months ended December 31, 2002 for each of (and on a consolidated basis) RRI and RRI Subsidiary. RRI represents and warrants that the RRI Financial Statements, as well as RRI's financial statements for its fiscal year ended December 31, 2001 (and since inception if RRI is determined by RRI management to be a development stage company) shall be audited in accordance with GAAP and filed on a consolidated basis with the SEC within the requisite time period required by the SEC's rules and regulations following consummation of the Merger.

         RRI's fiscal year end is December 31. Except as set forth in this
Section 4.09, the RRI Financial Statements (a) are and will continue to be a true and correct reflection of the financial condition of RRI as of the dates therein; (b) were and will continue to be through the Closing Date of the Merger prepared in accordance with GAAP; (c) were and will continue to be through the Closing Date of the Merger prepared in accordance with the books and records of RRI; (d) fairly present RRI 's financial condition and the results of its operations at the relevant dates thereof and for the years or periods covered thereby, subject in the case of the unaudited interim financial statements, to normal year end audit adjustments; (e) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial condition and the results of its operations for the periods covered by such financial statements; and (f) contain and reflect reasonable provisions for reserves and for all reasonably anticipated liabilities for all taxes, federal, state, or local, with respect to the periods then ended and all prior periods. All of the receivables of RRI, net of any allowance for doubtful accounts, reflected in the balance sheets for the unaudited interim financial statements are valid and legally binding, represent bona fide transactions, arose in the ordinary course of business, and are collectible in accordance with the terms of such receivables, without setoff or counterclaim.

         4.10. Internal Accounting Controls. Each of RRI and RRI Subsidiary (a) keeps books, records, and accounts that accurately, fairly, and in reasonable detail reflect its assets and transactions; and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are accurately and promptly recorded; (ii) transactions are executed in accordance with management's specific or general authorizations; and
(iii) access to its assets is permitted only in accordance with management's general or specific authorization.

         4.11. No Undisclosed Liabilities. Except as set forth in the RRI Financial Statements, neither RRI nor RRI Subsidiary has no liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due (including without limitation any liability for taxes and interest, penalties, and other charges payable with respect to any such liability or obligation) which have had or could have a Material Adverse Effect.

         4.12. Absence of Certain Changes. Since December 31, 2003, there has not been with respect to RRI and/or RRI Subsidiary (which representations below shall also be deemed to apply to each of RRC, Henderson and StaySteele):

                  (a) any transaction not in the ordinary course of business that has had or could have a Material Adverse Effect;

                   (b) any change in the business, property, assets, liabilities (whether absolute, accrued, contingent, or otherwise), operations, liquidity, income, condition (financial or otherwise), prospects, or net worth of RRI and/or RRI Subsidiary that has had or could have a Material Adverse Effect;

                  (c) except for a recent dividend payment to the RRI Class A Preferred Stockholders paid in shares of RRI Class A Preferred Stock, a declaration, or an agreement to declare or make any payment of dividends or distributions of any assets of any kind to the stockholders of RRI and/or RRI Subsidiary, or a redemption, or agreement or authorization to redeem any of RRI Stock and/or any RRI Subsidiary common stock;

                  (d) any damage, destruction, or loss, extraordinary or otherwise and whether or not covered by insurance, that has had or could have a Material Adverse Effect;

                  (e) any amendment permitted or made with regard to any material contract, material license, or material agreement to which RRI and/or RRI Subsidiary is a party;

                  (f) any acquisition or disposition by RRI and/or RRI Subsidiary of any property or asset, whether real or personal, having a fair market value in an amount greater than $5,000, except in the ordinary course of business and in conformity with past practice;

                  (g) any mortgage, pledge, or subjection to lien, charge, or encumbrance of any kind or on any of the respective properties or assets of RRI and/or RRI Subsidiary, except to secure borrowings in the ordinary course of business and in conformity with past practice;

                  (h) any increase in, or commitment to increase, the compensation payable or to become payable to any officer, director, employee, or agent of RRI and/or RRI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees, or agents, other than (except in the case of directors and officers) routine increases made in the ordinary course of business and in conformity with past practice;

                  (i) any incurrence of, guarantee of, assumption of, or taking any property subject to, any liability, except for liabilities incurred or assumed or property taken in the ordinary course of business and in conformity with past practice;

                  (j) any adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional benefits for officers, directors, or employees;

                  (k) any material alteration in the manner of keeping the books, accounts, or records of RRI and/or RRI Subsidiary, or in the accounting practices therein reflected;

                  (l) any release or discharge of any obligation or liability of any Person to RRI and/or RRI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice and except in cases that have not had and could not have a Material Adverse Effect;

                  (m) any delay by RRI and/or RRI Subsidiary in paying any debt, charge, or amount owed by RRI in excess of 30 days past the date such amount was due;

                  (n) any increase or decrease of (i) any amounts charged for services rendered or products sold by RRI and/or RRI Subsidiary; or (ii) inventory ordered, except, in either case, in the ordinary course of business and in conformity with past practice;

                  (o) any facts or circumstances that may reasonably result in the loss of customers, suppliers, or vendors of RRI and/or RRI Subsidiary, including without limitation, any notices, statements, or circumstances indicating that any customer, supplier, or vendor has or will terminate or alter its business relationship with RRI;

                  (p) any loan by RRI and/or RRI Subsidiary to any officer or director of RRI and/or RRI Subsidiary or any Affiliate thereof; Messrs. Cheatham and Smith, RRI's Chief Executive Officer and President, respectively, are owed by RRI in the aggregate approximately $285,000 for accrued salary and expenses incurred by them in connection with their employment with RRI and RRI Subsidiary, which monies are planned to be paid to them from time to time in the reasonable discretion of management as cash flow from operations may permit.

                  (q) any other event or condition of any character which has had or could have a Material Adverse Effect; or

                  (R)) any agreement or authorization to do any of the above.

         4.13. Real and Personal Property.

                  (a) Each of RRI and RRI Subsidiary has good and marketable title to each of the items of real and personal tangible and intangible property recorded as owned in the RRI Financial Statements (except for property sold or otherwise disposed of since December 31, 2003 in the ordinary course of business and in conformity with past practice), free and clear of all mortgages, liens, security interests, conditional sales contracts, encumbrances, leases, equities, claims, charges, easements, rights-of-way, covenants, conditions, and restrictions, except (i) those incurred or created in conformity with past practice; (ii) mortgages and other encumbrances reflected in the RRI Financial Statements; (iii) liens for current taxes not yet due and payable; and (iv) such imperfections of title and encumbrances as do not detract from, or interfere with, the present use of the properties subject thereto or affected thereby, or otherwise impair the value thereof or the operations thereat; and

                  (b) no officer, director, or employee of RRI and/or RRI Subsidiary, nor any spouse, child, or other relative or Affiliate thereof, owns directly or indirectly in whole or in part, any of such real property or tangible or intangible personal property.

         4.14. Environmental Compliance.

                   (a) Each of RRI and RRI Subsidiary and any of their respective franchisees and any Property owned or operated by it/them directly or indirectly are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition, or circumstance that is likely to interfere with the conduct of the business of RRI and/or RRI Subsidiary in the manner now conducted relating to such entity's compliance with Environmental Laws or constitute a material violation thereof or which would have a Material Adverse Effect;

                  (b) Each of RRI and RRI Subsidiary does not now or has not leased, operated, owned, or exercised managerial functions at any facilities or real property with respect to which such entity, facility, or real property is subject to any actual proceeding under any Environmental Law, and RRI is not aware of any facts or circumstances that could give rise to such a proceeding;

                  (c) there are no actions or proceedings pending or, to the Knowledge of RRI and/or RRI Subsidiary, threatened against RRI and/ro RRI Subsidiary under any Environmental Law, and each of RRI and RRI Subsidiary has not received any notice (whether from any regulatory body or private person) of any violation, or potential or threatened violation, of any Environmental Law;

                  (d) there are no actions or proceedings pending or, to the Knowledge of RRI and/or RRI Subsidiary, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances at or on
(i) any property currently or in the past owned, operated, or leased by RRI and/or RRI Subsidiary or over which RRI and/or RRI Subsidiary exercised managerial functions; or (ii) at any property where Polluting Substances generated by RRI and/or RRI Subsidiary have been disposed;

                  (e) there is no Property for which RRI and/or RRI Subsidiary and/or any of their franchisees is or was required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use such property or any portion of it;

                  (f) neither RRI nor RRI Subsidiary nor any of their franchisees has generated any Polluting Substances;

                  (g) there has been no release of Polluting Substances in violation of any Environmental Law which would require any report or notification to any governmental or regulatory authority in or on any property;

                  (h) neither RRI nor RRI Subsidiary or any of its/their Property is subject to investigation or, to the Knowledge of RRI and/or RRI Subsidiary, threatened or pending litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances;

                  (i) there are no underground or above ground storage tanks on or under any Property owned, used or otherwise operated by RRI., RRI Subsidiary or any franchisee thereof, which are not in conformity with any Environmental Law and any Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

                  (j) to RRI's and RRI Subsidiary's respective Knowledge, there is no asbestos containing material on any Property owned or operated, or to be operated by RRI, RRI Subsidiary and/or any franchisee thereof.

         4.15. Tax Matters.

                  (a) within the times and in the manner prescribed by law, each of RRI and RRI Subsidiary has accurately prepared and filed all federal, state, and local tax returns for which each of RRI and RRI Subsidiary has had the responsibility for filing, and has timely paid all taxes shown to be due and payable on such returns; however, RRI will be filing an amended federal tax return for fiscal year 2002 shortly to correct immaterial inconsistencies with RRI's anticipated fiscal year 2003 federal tax return filing.

                  (b) except as set forth in (a) above, all tax returns filed by each of RRI and RRI

Subsidiary constitute complete and accurate representations of its tax liabilities for such years and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of its properties and assets;

                  (c) each of RRI and RRI Subsidiary has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local, or foreign taxes;

                  (d) no examination of the federal, state, or local tax returns of RRI and/or RRI Subsidiary is currently in progress, nor, to the Knowledge of each of RRI and RRI Subsidiary, is any such examination threatened; and

                  (e) to the Knowledge of each of RRI and RRI Subsidiary, each of RRI and RRI Subsidiary has not received any communication from any taxing authority regarding any tax return of RRI and/or RRI Subsidiary with respect to any matter that has not been closed, settled, waived, or fully concluded, or would otherwise have a Material Adverse Effect.

         4.16. No Litigation. To the Knowledge of each of RRI and RRI Subsidiary, there are no investigations, actions, suits, judgments, or claims outstanding, pending or, to the Knowledge of each of RRI and RRI Subsidiary, threatened against RRI and/or RRI Subsidiary or involving any of its/their properties or assets, whether at law or in equity, before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, instrumentality, or other person (a "Proceeding"), which may result in a material liability to RRI and/or RRI Subsidiary or affect the RRI Stock or the stock of any RRI subsidiaries and/or other entities in which RRI has a direct or indirect equity interest.

         4.17. Transactions with Affiliates. Except for existing employment agreements by and between RRI and Paul Smith and RRI and James Cheatham and approximately $285,000 owed collectively to Messrs. Smith and Cheatham for prior accrued salaries and unreimbursed business expenses, there are no transactions by either RRI and/or RRI Subsidiary with its/their officers, directors, employees, or any Affiliates thereof, which have been consummated, are pending or contemplated, and no such person has any interest in any property owned or used by RRI and/or RRI Subsidiary.

         4.18. Personnel. To the Knowledge of each of RRI and RRI Subsidiary, no employee of, or party or person providing services to RRI and/or RRI Subsidiary has any present intention to terminate his, her, or its relationship with RRI and/or RRI Subsidiary, or, in the case of employees, leave the employ of RRI and/or RRI Subsidiary.

         4.19. Contracts. Neither RRI nor RRI Subsidiary is a party to any material oral or written contracts, other than those provided or otherwise disclosed to the Company. Each of RRI and RRI Subsidiary has furnished the Company with a true and complete copy of each such contract, including all amendments thereto made through the date hereof or otherwise disclosed same. Each of such contracts is a valid and binding agreement of RRI and/or RRI Subsidiary and all other parties thereto; there has not occurred any material default under any of the material terms and conditions thereof, nor has any event occurred that with the giving of notice or lapse of time, or both, would constitute any such material default.

         4.20. Employment Matters. To the Knowledge of each of RRI and RRI Subsidiary, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of RRI and/or RRI Subsidiary or any franchisee thereof, or to effectuate or threaten to effectuate a strike, slowdown, work stoppage, or lockout with regard to RRI and/or RRI Subsidiary and/or any franchisee.

         4.21. Compliance with Law.

                  (a) To the Knowledge of each of RRI and RRI Subsidiary, the conduct of the business of each of RRI, RRI Subsidiary, RRC, Henderson and StaySteele and any franchisees to date does not violate any federal, state, or local laws, statutes, ordinances, rules, regulations, decrees, orders, permits, or other similar items in force on the date hereof (including, but not limited to, any of the foregoing relating to employment discrimination, employment practices, withholding of taxes and other sums from employees, ERISA, and environmental protection or conservation), the enforcement of which could have a Material Adverse Effect on RRI and/or RRI Subsidiary, nor has RRI, RRI Subsidiary, RRC, Henderson and/or StaySteele and/or any franchisee received any notice of any such violation.

                  (b) Neither RRI or RRI Subsidiary maintains any employee pension benefit plan as defined in Section 3(2) of ERISA), or otherwise, or any welfare benefit plan(as defined in Section 3(1) of ERISA, or otherwise. No contributions are required to be made by RRI with respect to any employee pension benefit plan.

                  (c) Neither RRI or RRI Subsidiary is subject to a formal or informal agreement or enforcement action by any regulatory agency or authority having jurisdiction over it.

         4.22. Employee Benefits.

                   (a) To the Knowledge of each of RRI and RRI Subsidiary, neither RRI, RRI Subsidiary, nor any ERISA Affiliate, as determined under
Section 414(b), (c), or (m) of the Code, sponsors, maintains, or otherwise is a party to, or is currently in default under, or has any current accrued obligations under any pension, profit sharing, or other retirement plan, fringe benefit plan, health, group insurance, or other welfare benefit plan, or other similar plan, agreement, policy, or understanding, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of the ERISA, whether formal or informal and whether legally binding or not under which RRI or an ERISA Affiliate has any current or future obligation or liability or under which any present or future employee of RRI, RRI Subsidiary, or an ERISA Affiliate, or such present or former employee's dependents or beneficiaries, has any current or future rights to benefits (each such plan, agreement, policy, or understanding being hereinafter referred to individually as a "Plan"). Neither

RRI, RRI Subsidiary nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan or modify or change any existing Plan that would affect any present or former employee of RRI or RRI Subsidiary, or such present or former employee's dependents or beneficiaries. Neither RRI nor RRI Subsidiary is now, or been, a part of a controlled group of corporations within the meaning of Section 414(b) of the Code or a group of trades or businesses under common control within the meaning of Section 414(c) of the Code.

                  (b) Neither RRI, RRI Subsidiary nor any ERISA Affiliate has ever sponsored, adopted, maintained, or been obligated to contribute to a single employer, multiple employer, or multiemployer defined benefit pension plan which is, or ever was, subject to the provisions of Title IV of ERISA. Neither RRI, RRI Subsidiary nor any ERISA Affiliate has ever sponsored, adopted, maintained, or been obligated to contribute to a Plan which is, or ever was, subject to the minimum funding standards of Section 302 of ERISA and Section 412 of the Code. Neither RRI, RRI Subsidiary nor any ERISA Affiliate has any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement. RRI, RRI Subsidiary and all ERISA Affiliates have made or will make all contributions required to be made by RRI and all ERISA Affiliates under each Plan for all periods through and including the Effective Date or adequate accruals therefore have been made or will be provided.

                  (c) Each Plan, if any, has been maintained and administered in all material respects in accordance with applicable laws, including, but not limited to, the Age Discrimination in Employment Act, as amended, Title X of the COBRA, ERISA, and the Code. All reports required by any governmental agency with respect to each Plan, if any, have been timely filed. RRI and RRI Subsidiary shall each cooperate in full with any action deemed reasonably necessary by the Company to ensure compliance with any federal or state law applicable to a Plan, whether such action occurs prior to, on, or after the Effective Date. There are no pending, or to the Knowledge of RRI and RRI Subsidiary, threatened or anticipated, claims or actions with respect to any Plan (other than routine claims for benefits by employees covered under any such Plan and their beneficiaries). No "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption. No tax under Section 4980B of the Code has been incurred, or is reasonably expected to be incurred, in respect of any Plan that is a group health plan as defined in
Section 162(i)(2) of the Code. No lien has been filed by any person or entity on the assets of RRI, RRI Subsidiary or any ERISA Affiliate relating to the operation or maintenance of a Plan, and no lien exists by operation of law or otherwise on the assets of RRI and/or RRI Subsidiary, as a result of the operation or maintenance of a Plan or any other similar plan or plans, and neither RRI, RRI Subsidiary nor any ERISA Affiliate has Knowledge of the existence of facts or circumstances that could result in the imposition of such a lien.

                  (d) Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of each such Plan, and each amendment thereto, have been obtained.

                  (e) Neither RRI, RRI Subsidiary nor any ERISA Affiliate has any current or projected liability in respect of post-employment or post-retirement benefits for retired or former employees of RRI, RRI Subsidiary or an ERISA Affiliate, or such present or former employees' dependents or beneficiaries, except as required to avoid excise tax under Section 4980B of the Code. With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of RRI and/or RRI Subsidiary, as of the Effective Date, under any such insurance policy or ancillary agreement with respect to such insurance policy.

                  (f) A true and complete copy of each Plan, if any, that covers any employee or former employee of RRI and/or RRI Subsidiary (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to the Company, together with (i) the most recent favorable determination letter, if any, with respect to each Plan; (ii) the two most recent annual reports prepared in connection with any such Plan (Form 5500, including all applicable schedules); (iii) the most recent actuarial valuation report, if any, prepared in connection with any such Plan; and (iv) the most recently disseminated summary plan description and an explanation of any material plan modifications made after the date thereof.

         4.23. Absence of Unethical Business Practices. Neither RRI nor RRI Subsidiary, nor any director or officer thereof, has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, government, employee, or other Person who was or is in a possible position to help or hinder RRI and/or RRI Subsidiary, which gift or benefit (a) might subject RRI and/or RRI Subsidiary to any damages or penalties in any civil or criminal proceeding; (b) might have had a Material Adverse Effect; or (c) might have a Material Adverse Effect if not continued.

         4.24. No Conflict With Other Instruments. The consummation of the Merger in accordance with the terms, conditions, and provisions of this Agreement will not be in material conflict with, or result in a material breach of, any term, condition, or provision of, or constitute a material default under, any contract, indenture, mortgage, deed of trust, or other material agreement or instrument to which RRI and/or RRI Subsidiary is a party and will not constitute an event that with the lapse of time or action by a third party could result in any material default under any of the foregoing, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of RRI or RRI Stock, or RRI Subsidiary or the common stock of RRI.

         4.25. Insurance. Each of RRI, RRI Subsidiary and Henderson has policies of insurance in effect in such amounts as are adequate to protect its assets and properties and consistent with its past practices There are no pending claims under any insurance policy of RRI, RRI Subsidiary or Henderson, nor, to the Knowledge of each of RRI and RRI Subsidiary, any facts or circumstances that may cause the cancellation of any insurance policy held by RRI, RRI Subsidiary or Henderson or the repudiation of any claims thereunder, nor prevent the insurance policies it presently has in force from being renewed or require onerous conditions to renewal that are not currently in effect with regard to such insurance policies.

         4.26. Accounts Receivable. The accounts receivable of each of RRI and RRI Subsidiary have arisen in the ordinary course of business and are valid and enforceable subject to no defenses, setoffs, or counterclaims.

         4.27. Intellectual Property.

                  (a) Schedule 4.27 sets forth a true and complete list of intellectual property owned or licensed by each of RRI and RRI Subsidiary (other than off-the-shelf software). Except as indicated on Schedule 4.27, each of RRI and RRI Subsidiary has full and exclusive right, title, and interest in and to, or license rights to, all patents, patent applications, registered or unregistered trademarks, service marks, and trade names, registered or unregistered copyrights and applications therefor, licenses, approvals, or governmental authorizations to conduct its business as now conducted, know-how, proprietary rights and processes, trade secrets, customer lists, methodologies (to the extent protectable), proprietary development and marketing information and know-how, inventions, inventors' notes (to the extent such notes exist), drawings, designs associated with the foregoing, and other confidential information (collectively, "Intellectual Property") relating to its business or otherwise used in or necessary for the proper conduct of its business, free and clear of all liens, security interests, claims and encumbrances of any nature; and neither RRI nor RRI Subsidiary has any obligation to any other Person or entity with respect to the Intellectual Property or any product or process of RRI and/or RRI Subsidiary utilizing or embodying any Intellectual Property.

                  (b) There is (i) no infringement, misuse, or misappropriation of any Intellectual Property owned, licensed or controlled by any third party arising out of any product or process now being used, manufactured, or distributed, or ever having been used, manufactured, or distributed at any time previously, by or on behalf of RRI and/or RRI Subsidiary; (ii) no pending or, to the Knowledge of each of RRI and RRI Subsidiary, threatened claim or challenge of or proceeding for infringement, misuse or misappropriation of or interference with any Intellectual Property owned, licensed, or controlled by any third party arising out of any product or process now being used, manufactured, or distributed, or ever having been used, manufactured, or distributed at any time previously, by or on behalf of RRI and/or RRI Subsidiary; (iii) except as set forth in Schedule 4.27 hereto, no pending or threatened or potential claim, challenge or proceeding by RRI against any third party for infringement, misuse, or misappropriation of or interference with any Intellectual Property owned, licensed, or controlled by RRI and/or RRI Subsidiary; or (iv) no notice or facts or information rendering any Intellectual Property owned, controlled, or licensed by RRI and/or RRI Subsidiary invalid or unenforceable, nor is there any allegation that any such Intellectual Property is invalid or unenforceable.

                  (c) neither RRI nor RRI Subsidiary has disclosed any material confidential information developed or utilized by RRI and/or RRI Subsidiary to any third party except on a confidential basis, pursuant to a confidentiality agreement, and with no intention to entitle such third party to use such information other than for the purposes set forth in such confidentiality agreement. To the Knowledge of each of RRI and RRI Subsidiary, no third party has disclosed confidential information developed or utilized by RRI and/or RRI Subsidiary to any Person except as specifically authorized by RRI and/or RRI Subsidiary.

         4.28. Minute Books. The minute books of each of RRI and RRI Subsidiary, full and complete copies of which have been provided to the Company and its representatives, accurately reflect all material actions taken by the stockholders of each of RRI and RRI Subsidiary and their respective Boards of Directors since their respective inception.

         4.29. Hart-Scott. Within the meaning of Hart-Scott, neither RRI, RRI Subsidiary nor any of its Affiliates (i) is engaged in manufacturing; (ii) has total assets of $10 million or more; or (iii) has annual net sales of $100 million or more.

         4.30. Sufficiency of Assets. The assets and properties currently owned and operated by each of RRI and RRI Subsidiary constitute, in the aggregate, all of the assets and properties used in the conduct of RRI's and RRI Subsidiary's business in the manner in which and to the extent to which such business is currently being conducted. Neither RRI nor RRI Subsidiary has received any notice from any current supplier of items essential to the conduct of its business that such supplier intends to terminate or materially alter a business relationship for any reason, and no such supplier intends to terminate or materially alter any such business relationship with RRI and/or RRI Subsidiary. Neither RRI nor RRI Subsidiary has received any notice from any customer that such customer intends to discontinue purchases of products or services from RRI and/or RRI Subsidiary, and, to the Knowledge of each of RRI and RRI Subsidiary, no such customer intends to discontinue or cancel purchases or orders.

         4.31. Broker's Agents and Finder's Fees. There is no agent's, broker's, or finder's fee or commission payable, or that will be payable, in connection with the transactions contemplated by this Agreement by virtue of, or resulting from, any action or agreement by RRI, RRI Subsidiary or any Affiliate thereof.

         4.32. Disclosure. The information with respect to each of RRI and RRI Subsidiary heretofore provided and to be provided by each of RRI and RRI Subsidiary pursuant to this Agreement, including any Exhibits and/or Schedules hereto, and each of the representations, agreements, documents, certificates and writings to be delivered by each of RRI, RRI Subsidiary or its/their representatives at the Closing, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary in order to make the statements and writings contained herein or therein not false or misleading in the light of the circumstances under which they were made.

                                    ARTICLE V
                                    ---------

                       COVENANTS OF RRI AND RRI SUBSIDIARY

         RRI and RRI Subsidiary each hereby covenants and agrees with the Company and Company Sub to the following as of the date hereof to the Effective
Time:

         5.01. Affirmative Covenants of RRI and RRI Subsidiary. Each of RRI and RRI Subsidiary will operate its business only in the usual, regular, and ordinary manner, and to the extent consistent with such operations, each of RRI and RRI Subsidiary will use its best efforts to (a) preserve intact its present business organizations; (b) keep available all the services of its present officers and employees; (c) preserve its present business relationships with depositors, borrowers, and others having business dealings with it; (d) maintain and keep its material properties in good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty; (e) maintain, in full force and effect, insurance comparable in amount and in scope of coverage to that now maintained by it, including, but not limited to, bankers' blanket bond and director and officer liability insurance policies as may be in effect as of the date of this Agreement; (f) perform all of its material obligations under contracts, leases, and documents relating to or affecting its assets, properties, and businesses; and (g) comply with and perform all material obligations and duties imposed upon it by federal, state, and local laws, and all rules, regulations, and orders imposed by federal, state, or local governmental authorities, except as may be contested by it in good faith by appropriate proceedings.

         5.02. Negative Covenants of RRI and RRI Subsidiary. Unless RRI and/or RRI Subsidiary shall have received the prior written consent of the Company and Company Sub, which consent shall not be unreasonably withheld, neither RRI nor RRI Subsidiary shall do or cause to have done any of the following except for those previously disclosed to the Company and Company Sub:

                  (a) enter into any transaction not in the ordinary course of business that could have a Material Adverse Effect;

                  (b) make or allow any change in the business, Property, assets, liabilities (whether absolute, accrued, contingent, or otherwise), operations, liquidity, income, condition (financial or otherwise), prospects, or net worth of RRI and/or RRI Subsidiary that could have a Material Adverse Effect;

                  (c) authorize the issuance of or issue any RRI Stock or any other RRI securities, or any common stock of RRI Subsidiary or any other RRI Subsidiary securities, declare or make any payment of dividends or distributions of any assets of any kind to the stockholders of RRI and/or RRI Subsidiary, or redeem or authorize the redemption of any of RRI Stock and/or of any securities of RRI Subsidiary;

                  (d) amend any material contract, material license, or material agreement to which RRI and/or RRI Subsidiary is a party;

                  (e) acquire or dispose of any Property or asset, whether real or personal, having a fair market value in an amount greater than $5,000, except in the ordinary course of business and in conformity with past practice;

                  (f) mortgage, pledge, or subject to any lien, charge, or encumbrance of any kind any of the properties or assets of RRI and/or RRI Subsidiary, except to secure borrowings in the ordinary course of business and in conformity with past practice;

                  (g) increase, or commit to increase, the compensation payable or to become payable to any officer, director, employee, or agent of RRI and/or RRI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees, or agents, other than (except in the case of directors and officers) routine increases made in the ordinary course of business and in conformity with past practice;

                  (h) incur, guarantee, assume, or take any Property subject to any liability, except for liabilities incurred or assumed or Property taken in the ordinary course of business and in conformity with past practice;

                   (i) adopt a plan or agreement or amend any plan or agreement providing any new or additional benefits for officers, directors, or employees;

                  (j) make or allow any material alteration in the manner of keeping the books, accounts, or records of RRI and/or any RRI Subsidiary, or in the accounting practices therein reflected;

                  (k) release or discharge any obligation or liability of any Person to RRI and/or RRI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice and except in cases that have not had and could not have a Material Adverse Effect;

                  (l) delay in paying any material debt, charge, or amount owed by RRI and/or RRI Subsidiary in excess of 30 days past the date such amount was due;

                  (m) amend, restate, or rescind the Articles of Incorporation or Bylaws of RRI and/or RRI Subsidiary;

                  (n) make any loan to any officer or director of RRI, RRI Subsidiary or any Affiliate thereof; or

                  (o) enter into any agreement or authorization to do any of the above.

         5.03. Information for Applications. Each of RRI and RRI Subsidiary will cooperate with and will use reasonable efforts to furnish the Company with all the information concerning RRI and RRI Subsidiary required for inclusion in (a) all applications filed or to be filed by the Company with the SEC and any other governmental or regulatory agency or department for authority to consummate the transactions contemplated by this Agreement; and (b) any other application or statement to be made by the Company to any governmental body in connection with such matters. Each of RRI and RRI Subsidiary represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading.

         5.04. Shareholder Approval and Best Efforts. As soon as is practical but in no event later than February13, 2004, each of RRI and RRI Subsidiary will cause a special meeting of shareholders to be duly called and held or a written consent of majority shareholders to be executed to authorize, approve, and adopt this Agreement and the transactions contemplated hereby. The Board of Directors of each of RRI and RRI Subsidiary will (a) recommend approval of this Agreement to its shareholders; and (b) use its best efforts to take or cause to be taken all other actions necessary, proper, or advisable to consummate this Agreement.

                                   ARTICLE VI
                                   ----------

                    COVENANTS OF THE COMPANY AND COMPANY SUB

         The Company and Company Sub each hereby covenants and agrees with RRI and RRI Subsidiary to the following as of the date hereof through the Effective
Time:

         6.01. Affirmative Covenants of the Company and Company Sub. Each of the Company and Company Sub will operate its business only in the usual, regular, and ordinary manner, and to the extent consistent with such operations, each of the Company and Company Sub will use its best efforts to (a) preserve intact its present business organizations; (b) keep available all the services of its present officers and employees; (c) preserve its present business relationships with depositors, borrowers, and others having business dealings with it; (d) maintain and keep its material properties in good repair and condition as at present, except for deterioration due to ordinary wear and tear and damage due to casualty; (e) perform to the best of their ability all of their material obligations under contracts, leases, and documents relating to or affecting its assets, properties, and businesses; (g) comply to the best of their ability with and perform to the best of their ability all material obligations and duties imposed upon them by federal, state, and local laws, and all rules, regulations, and orders imposed by federal, state, or local governmental authorities, except as may be contested by it in good faith by appropriate proceedings; (f) maintain to the best of their ability the Company's current listing in good standing on the Over the Counter Bulletin Board ("OTCBB"); (g) deliver all funds in the Company's bank account(s), if any, to RRI on or prior to the Effective Time, close all such bank account(s) and provide evidence thereof satisfactory to RRI on or prior to the Effective Time; and (h) deliver the Company's and Company Sub's corporate books and records to the Company's officers and directors as of the Effective Time.

         6.02. Negative Covenants of the Company and Company Sub. Unless the Company or Company Sub shall have received the prior written consent of RRI, which consent shall not be unreasonably withheld, the Company and Company Sub, as the case may be, shall use their best efforts not to or cause to have done any of the following:

                  (a) enter into any transaction not in the ordinary course of business that could have a Material Adverse Effect;

                  (b) make or allow any change in the business, Property, assets, liabilities (whether absolute, accrued, contingent, or otherwise), operations, liquidity, income, condition (financial or otherwise), prospects, or net worth of the Company or Company Sub that could have a Material Adverse Effect;

                  (c) declare or make any payment of dividends or distributions of any assets of any kind to the stockholders of the Company or Company Sub, issue any additional Company securities or any additional Company Sub Securities, or enter into any agreements, arrangements or understandings in connection therewith, other than as provided for herein, or redeem or authorize the redemption of any of the Company Stock or Company Sub Stock;

                  (d) amend any material contract, material license, or material agreement to which the Company or Company Sub is a party;

                  (e) acquire or dispose of any Property or asset, whether real or personal, having a fair market value in an amount greater than $1,000 not previously disclosed in writing to RRI, except in the ordinary course of business and in conformity with past practice;

                   (f) mortgage, pledge, or subject to any lien, charge, or encumbrance of any kind any of the properties or assets of the Company or of the Company Sub, except to secure borrowings in the ordinary course of business and in conformity with past practice;

                  (g) increase, or commit to increase, the compensation payable or to become payable to any officer, director, employee, or agent of the Company or Company Sub, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees, or agents, other than (except in the case of directors and officers) routine increases made in the ordinary course of business and in conformity with past practice;

                  (h) incur, guarantee, assume, or take any Property subject to any liability, except for liabilities incurred or assumed or Property taken in the ordinary course of business and in conformity with past practice;

                  (i) adopt a plan or agreement or amend any plan or agreement providing any new or additional benefits for officers, directors, or employees;

                  (j) make or allow any material alteration in the manner of keeping the books, accounts, or records of the Company or Company Sub, or in the accounting practices therein reflected;

                  (k) release or discharge any obligation or liability of any Person to the Company or Company Sub of any nature whatsoever, except in the ordinary course of business and in conformity with past practice and except in cases that have not had and could not have a Material Adverse Effect;

                  (l) amend, restate, or rescind the Articles of Incorporation or Bylaws of the Company or Company Sub, except and to the extent as previously amended;

                  (m) make any loan to any officer or director of the Company or Company Sub, or any Affiliate thereof;

                  (n) delisting of Company Stock from the OTCBB; or

                  (o) enter into any agreement or authorization to do any of the above.

         6.03. Securities Laws Filings. The Company will use its best efforts to file with the SEC (a) all requisite Form 10-QSB quarterly and other Exchange Act filings until the Closing Date of this Agreement, at which time, the then current management of the Company will be responsible for all filings and (b) will utilize its best efforts to file with any other governmental or regulatory or self- regulatory agency or department, including but not limited to the National Association of Securities Dealers, Inc. ("NASD"), or department any other application or statement to be made by the Company necessary to consummate the transactions contemplated by this Agreement and to maintain its current listing on the OTCBB. The Company represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading.

         6.04. Approvals and Best Efforts. On or before February 13, 2004, the Company will, in accordance with applicable laws, rules and regulations, use its best efforts to take or cause to be taken such actions as are necessary, proper, or advisable to consummate this Agreement and the transactions described herein, including but not limited to obtaining required approvals of the NASD and OTCBB, and shall obtain the approval thereof of the Board of Directors of each of the Company and Company Sub and the approval thereof by written consent of the Company as the sole shareholder of the Company Sub. No approvals of any type are required of the Company's shareholders in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE VII
                                   -----------

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                            AND COMPANY SUB TO CLOSE

         The obligations of the Company and of the Company Sub to cause the Merger to be consummated shall be subject to the satisfaction on or before the Closing Date of all of the following conditions, except as the Company and Company Sub may waive such conditions in writing:

         7.01. Approval by Directors and Shareholders of RRI and RRI Subsidiary. Pursuant to the written consent of each of RRI's and RRI Subsidiary's directors and at a meeting of shareholders of each of RRI and RRI Subsidiary duly called and held for such purpose, or pursuant to a written consent of the majority of the issued and outstanding shares of each of RRI Stock and the common stock of RRI Subsidiary, this Agreement and the transactions described herein shall have been duly approved by the requisite vote of such directors and shareholders.

         7.02. Regulatory Approvals. Orders, consents, and approvals in form and substance reasonably satisfactory to the Company shall have been entered by the SEC, NASD/OTCBB and any other applicable governmental or regulatory or self-regulatory agency/agencies granting the authority necessary for consummation of the transactions contemplated by this Agreement.

         7.03. Litigation. On the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board, or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger, or in which it is sought to obtain divestiture, rescission, or damages in connection with the Merger or the consummation of the Merger, and to the Knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action, or other proceeding.

         7.04. Representations and Warranties; Absence of Material Changes in Schedules. All representations and warranties of each of RRI and RRI Subsidiary contained in this Agreement shall be true in all material respects on and as of the Closing Date, and each of RRI and RRI Subsidiary shall have performed all agreements and covenants required by this Agreement to be performed by it on or prior to the Closing Date. Each of RRI and RRI Subsidiary shall not have updated or amended its Schedules to reflect or disclose a material adverse effect in its business, financial condition, results of operations, or future prospects.

         7.05. Fulfillment of Covenants. Each of RRI and RRI subsidiary shall have fulfilled all of the covenants set forth in Article V in all material respects.

                                  ARTICLE VIII
                                  ------------

          CONDITIONS TO OBLIGATIONS OF RRI AND RRI SUBSIDIARY TO CLOSE

         The obligation of each of RRI and RRI Subsidiary to cause the Merger to be consummated shall be subject to the satisfaction on or before the Closing Date of all the following conditions, except as RRI and RRI Subsidiary may waive such conditions in writing:

         8.01. Approval by Directors of Company and Company Sub; Approval of Company Sub Shareholder. Pursuant to the written consent of the directors of each of the Company and Company Sub and the written consent of the Company as the sole shareholder of the Company Sub, this Agreement and the transactions described herein shall have been duly approved by the requisite vote of such directors and shareholder.

         8.02. Regulatory Approvals. Orders, consents, and approvals in form and substance reasonably satisfactory to RRI and RRI Subsidiary shall have been entered by the SEC, NASD/OTCBB and any other applicable governmental or regulatory or self-regulatory agency/agencies granting the authority necessary for consummation of the transactions contemplated by this Agreement.

         8.03. Litigation. On the Closing Date, there shall not be pending or threatened litigation in any court or any proceeding by any governmental commission, board, or agency with a view to seeking, or in which it is sought, to restrain or prohibit consummation of the Merger or other transactions described herein, or in which it is sought to obtain divestiture, rescission, or damages in connection with the Merger or the consummation of the Merger or other transactions described herein, and to the Knowledge of any of the parties hereto, no investigation by any governmental agency shall be pending or threatened that might result in any such suit, action, or other proceeding.

         8.04. Representations and Warranties; Absence of Material Changes in Schedules. All representations and warranties of the Company and of Company Sub contained in this Agreement shall be true in all material respects on and as of the Closing Date, and each of the Company and Company Sub shall have performed all agreements and covenants required by and terms and conditions of this Agreement to be performed by it on or prior to the Closing Date. Each of the Company and Company Sub shall not have updated or amended any of its Schedules to reflect or disclose a material adverse effect in its business, financial condition, results of operations, or future prospects.

         8.05. Fulfillment of Covenants. Each of the Company and Company Sub shall have fulfilled all of the covenants set forth in Article VI in all material respects.

         8.06. RRI's Dissenters'/Appraisal Rights. No dissenters'/appraisal rights are exercised by any of RRI's shareholders..

                                   ARTICLE IX
                                   ----------

                                    EXPENSES

         Costs and expenses relating to the negotiation and drafting of this Agreement and the transactions contemplated hereby shall be borne and paid by the Surviving Corporation pursuant to such arrangement as may be agreed to by the various professionals acting on behalf of their respective client parties hereto.

                                    ARTICLE X
                                    ---------

                         CLOSING DATE AND EFFECTIVE TIME

         The closing of this Agreement and the transactions contemplated hereby shall be held on a mutually agreed upon time, date and place. The "Closing Date" shall be the later of: (a) the fulfillment of all of the conditions to be met by the Company and Company Sub and all other conditions as set forth in Article VIII above and the fulfillment of all of the conditions to be met by RRI and RRI Subsidiary set forth in Article VII above; (b) such later date as the presidents of the Company, Company Sub, RRI, and RRI Subsidiary, respectively, may agree upon in writing; or (c) with respect to any of the above, if such date is not a business day, then the next business day following. Subject to the terms and upon satisfaction on or before the Closing Date of all requirements of law and conditions specified in this Agreement, the Company, Company Sub and RRI shall, at the Closing Date, execute, acknowledge, and deliver such other documents and instruments and take such further action as may be necessary or appropriate to consummate the Merger. Immediately thereafter, the Company and RRI shall file, or cause to be filed, with the SEC, OTCBB, the Florida Secretary of State, and any other governmental or regulatory or self-regulatory agency all necessary documents and instruments to consummate the Merger. The "Effective Time" is the date on which the Merger is effective, which shall be on the date specified in the Articles of Merger to be issued by the Florida Secretary of State, and if no date is specified in such certificate, then the Effective Time shall be the time of the opening of business on the date the Articles of Merger are recorded by the Florida Secretary of State.

         At the closing, the following documents shall be delivered:

         (a) each of the Company and Company Sub shall deliver or cause to be delivered to RRI and RRI Subsidiary:

                  (i) a certificate executed by the President and Secretary of each of the Company and Company Sub, in form and substance satisfactory to the RRI, confirming as of the Closing Date that all representations, warranties and covenants made by each of the Company and Company Sub are true and correct as of the closing, and that all of the terms and conditions of the Agreement have been fully complied with by the Company and Company Sub;

                  (ii) a certificate from each of the Secretary of State of Nevada and Florida dated at or about the date the date of closing to the effect, as to each of the Company and the Company Sub, respectively, that it is in good standing under the laws of the State of Nevada and Florida, respectively;

                  (iii) such other instruments, documents and certificates, if any as are required to be delivered pursuant to the terms and provisions of this Agreement;

                  (iv) executed copies of the Articles of Merger for filing with the Secretary of State of Florida and certified copies of resolutions by the directors of the Company and Company Sub, and the Company as the sole shareholder of Company Sub authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions described herein;

                  (v) resignations of all officers and directors of the Company and Company Sub (see Exhibit B re: officers and directors of each of Company Sub. and Surviving Corporation);

                  (vi) stock certificates representing those shares of Company Stock to be issued as a part of the exchange described in Article II hereof; and

                  (vii) all other items, the delivery of which is a condition precedent to the obligations of RRI and RRI Subsidiary, as set forth in Article VIII hereof.

         (b) each of RRI and RRI Subsidiary shall deliver or cause to be delivered to the Company and Company Sub:

                  (i) a certificate executed by the President and Secretary of each of RRI and RRI Subsidiary, in form and substance satisfactory to the Company and Company Sub, confirming as of the Closing Date that all representations, warranties, covenants and covenants made by each of RRI and RRI Subsidiary are true and correct as of the closing, and that all of the terms and conditions of the Agreement have been fully complied with by each of RRI and RRI Subsidiary;

                  (ii) a certificate from the Secretary of State of Florida dated at or about the date of closing to the effect that the status of each of RRI and RRI Subsidiary is active under the laws of such state;

                  (iii) such other instruments, documents and certificates, if any as are required to be delivered pursuant to the terms and provisions of this Agreement;

                  (iv) executed copies of the Articles of Merger for filing with the Secretary of State of Florida, and certified copies of resolutions by the directors of each of RRI and RRI Subsidiary and a majority of the shareholders of RRI and the sole shareholder of RRI Subsidiary authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions described herein; and

                  (v) all other items, the delivery of which is a condition precedent to the obliga- tions of the Company and Company Sub as set forth in
Article VII hereof.

                                   ARTICLE XI
                                   ----------

                                   DEFINITIONS

         The following terms as used in this Agreement shall have the meanings set forth below:

         "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor (including by adoption), and the spouses of any such individuals. For purposes of this definition, control (including the terms, controlling, controlled by, and under common control with) of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

         "Environmental Laws" shall mean laws, including, without limitation, federal, state, local, or foreign laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Clean Water Act ("CWA"), the Safe Drinking Water Act ("SDWA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Clean Air Act ("CAA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), the Occupational Safety and Health Act ("OSHA"), and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Knowledge" shall mean, with respect to RRI, the actual knowledge of its officers and directors, and shall mean, with respect to the Company, the actual knowledge of its officers and directors. An individual shall be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

         "Material Adverse Effect" means any development, change, or effect that is materially adverse to the business, properties, tangible or intangible assets, net worth, condition (financial or other), results of operations, or prospects of the entity to which it refers, or any subsidiary thereof.

         "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

         "Polluting Substances" shall be construed broadly to include (a) asbestos, (b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, and CAA and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto; provided, to the extent that the laws of the State of Florida establish a meaning for, hazardous substance, hazardous waste, hazardous materials, solid waste, or toxic substance, which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, and CAA or other Environmental Laws such broader meaning shall apply.

         "Property" includes any property (whether real or personal) which the entity to which it refers currently or in the past has leased, operated, owned, or managed in any manner, including, without limitation, any property acquired by foreclosure or deed in lieu thereof and property held as security for a loan or other indebtedness by the Company and/or Company Sub, RRI and/or RRI Subsidiary on the date hereof.

                                   ARTICLE XII
                                   -----------

                                   AMENDMENTS

         This Agreement may be amended only by written agreement duly authorized by the boards of directors of the parties hereto prior to the Closing Date, provided that any amendments that are not material to the transactions contemplated by this Agreement may be approved by written agreement executed by the presidents of the Company, Company Sub, RRI, and RRI Subsidiary, respectively. After the meetings of shareholders of RRI, the shareholder of RRI Subsidiary, and by the shareholders of the Company Sub (or votes taken by written consent of the majority of the outstanding shares of RRI Stock, the common stock of RRI Subsidiary, and Company Sub Stock, as applicable) wherein this Agreement is considered and approved, no amendment hereto shall be made that would change the exchange rate specified in Section 2.02 above for which each share of RRI Stock and RRI Class A Preferred Stock shall be exchanged for Company Stock immediately prior to the consummation of the Merger.

                                  ARTICLE XIII
                                  ------------

                                   TERMINATION

         This Agreement shall terminate automatically if the Merger shall not become effective on or before February 27, 2004, unless the parties hereto, acting pursuant to the authority of their respective boards of directors, shall have otherwise agreed in writing on or prior to that date to extend such date. This Agreement may be terminated at any time prior to the Effective Time, whether before or after action thereon has been taken by the shareholders of RRI or the stockholder of Company Sub, as follows:

                  (a) By mutual consent of the Company, Company Sub, RRI and RRI Subsidiary acting pursuant to the authority of their respective boards of directors;

                  (b) By the Company and Company Sub, if any of the representations and warranties of RRI and/or RRI Subsidiary contained in this Agreement shall be false in any material respect as of the Closing Date, or RRI and/or RRI Subsidiary shall, as of the Closing Date, have failed to comply with any of its/their agreements or covenants contained in this Agreement to be performed at or prior to the Closing Date, or any conditions to the obligations of the Company and Company Sub contained in this Agreement shall not have been satisfied or waived as of the Closing Date;

                   (c) By RRI and RRI Subsidiary, if any of the representations and warranties of the Company and/or Company Sub contained in this Agreement shall be false in any material respect as of the Closing Date, or the Company and/or Company Sub shall, as of the Closing Date, have failed to comply with any of its/their agreements or covenants contained in this Agreement to be performed at or prior to the Closing Date, or if any of the conditions to the obligations of RRI and RRI Subsidiary contained in this Agreement shall not have been satisfied or waived as of the Closing Date; or

                  (d) By RRI and RRI Subsidiary on or prior to the Effective Time, if its due diligence on the Company, Company Sub and the transactions contemplated by the parties hereto is not to its satisfaction, in its sole discretion and for any reason.

         Should this Agreement be terminated for any reason, such termination shall not prevent the respective boards of directors of the Company, Company Sub, RRI and RRI Subsidiary from renegotiating the terms of this Agreement. An election by a party to this Agreement to terminate this Agreement and abandon the Merger as provided in Paragraphs (a) through (d) above shall be exercised on behalf of the Company, Company Sub, RRI and RRI Subsidiary by its/their board of directors and shall become effective when conveyed in writing and received by the other party. In the event of a termination of this Agreement pursuant to Paragraphs (a) through (d) above, this Agreement shall become void and shall have no effect and create no liability on the part of any of the parties hereto or their respective directors, officers, shareholders, employees or agents.

                                   ARTICLE XIV
                                   -----------

                                     NOTICES

         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time either personally delivered or sent by registered or certified mail, postage prepaid, or deposited with a nationally recognized overnight courier service with written instructions given for next business day delivery or via telecopier (in which case notice shall be deemed to have been duly given upon the sender's receipt of a printed confirmation reflecting receipt by the recipient) as follows:

If to the Company                   P.D.C. Innovative Industries, Inc.
or Company Sub:                     4411 NW 105th Terrace
                                    Coral Springs, Florida
                                    Attention: Chief Executive Officer/President
                                    Telecopier No. (954) 752-9736

         with a copy to:            Tescher Lippman & Valinsky
                                    100 NE Third Avenue, Suite 610
                                    Fort Lauderdale, Florida 33301
                                    Attention: Jay Valinsky, Esq.
                                    Telecopier No. (954) 467-2264

If to RRI:                          Ragin' Ribs International, Inc.
or RRI Subsidiary:                  501 South Dakota Avenue, Suite 1
                                    Tampa, Florida 33606
                                    Attention:  President
                                    Telecopier No. (813) 258-0613

                                   ARTICLE XV
                                   ----------

                                  MISCELLANEOUS

         15.01. Execution Via Telecopier and in Counterparts. This Agreement may be executed via telecopier and in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

         15.02. Entire Agreement; Severability. This Agreement and all other instruments, documents and Agreements executed and delivered in connection with this Agreement embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. If any part of this Agreement is deemed to be unenforceable by a court of competent jurisdiction, the balance of the Agreement shall remain in full force and effect.

         15.03. Applicable Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed solely in accordance with, the laws of the State of Nevada, except to the extent that the Florida Business Corporation Act applies. Jurisdiction and venue for any action and/or proceeding brought hereunder shall be solely in the state or federal courts located in Broward County, Florida. The prevailing party/parties in any such action and/or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party/parties.

         15.04. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; the parties hereby may not assign or transfer rights or obligations under this Agreement without the prior written consent of the other parties hereto.

         15.05. Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires.

         15.06. Section Headings. The section headings in this Agreement are for convenience only and form no part of this Agreement and shall not affect its interpretation.

         15.07. Omissions or Delays. No omission or delay by the Company, Company Sub, RRI, or RRI Subsidiary in exercising any right or power under this Agreement shall impair such right or power or be construed to be a waiver of any default or acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise of any right. No waiver will be valid unless in writing and signed by the party to be bound thereby, and then only to the extent specified.

         15.08. Survivability of Representations and Warranties. The respective representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the Merger.

         15.09. Rule of Construction That Ambiguities to be Construed Against Drafter Not Appli- cable. As all parties to this Agreement have had an opportunity to review this Agreement and the transactions contemplated hereby with their respective counsel, the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have caused this Agreement to be executed as of the date first written above.

                                    P.D.C. INNOVATIVE INDUSTRIES, INC.


                                    By:/s/ Michael Hiler
                                       -------------------------------------
                                       Michael Hiler, Chief Executive Officer

STATE OF FLORIDA           )
                           )ss:
COUNTY OF BROWARD          )

         The foregoing instrument was acknowledged before me on this 13th day of February 2004 by Michael Hiler, as Chief Executive Officer of P.D.C. Innovative Industries, Inc., a Nevada corporation, on behalf of such corporation, who is personally known to me or has produced ____________________________ as identification and did/did not take an oath.

                                       Notary Public:

                                       sign /s/ Steven Lippman
                                            --------------------------------

                                       print________________________________
                                               State of Florida at Large (Seal)

                                       My Commission Expires:


                                       PDC ACQUISITION CORP.


                                       By: /s/ Michael Hiler
                                           -----------------------------------
                                           Michael Hiler, President

STATE OF FLORIDA           )
                           )ss:
COUNTY OF BROWARD          )

         The foregoing instrument was acknowledged before me on this 13th day of February 2004 by Michael Hiler, as President of PDC Acquisition Corp., a Florida corporation, on behalf of such corporation, who is personally known to me or has produced ____________________________ as identification and did/did not take an oath.

                                      Notary Public:

                                      sign: /s/ Steven Lippman
                                            --------------------------------

                                      print_________________________________
                                      State of Florida at Large (Seal)

                                      My Commission Expires:


                                      RAGIN' RIBS, INC.


                                      By: /s/ Paul Smith
                                          ----------------------------------
                                          Paul Smith, President

STATE OF FLORIDA           )
                           )ss:
COUNTY OF BROWARD          )

         The foregoing instrument was acknowledged before me on this 13th day of February 2004 by Paul Smith, as President of Ragin' Ribs, Inc., a Florida corporation, on behalf of such corporation who is personally known to me or has produced ____________________________ as identification and did/did not take an oath.

                                       Notary Public:

                                       sign /s/ Steven Lippman
                                            --------------------------------

                                       print________________________________
                                               State of Florida at Large (Seal)

                                       My Commission Expires:



                                       RAGIN' RIBS FRANCHISE CORP.


                                       By: /s/ Paul Smith
                                           ----------------------------------
                                           Paul Smith, President
STATE OF FLORIDA           )
                           )ss:
COUNTY OF BROWARD          )

         The foregoing instrument was acknowledged before me on this 13th day of February 2004 by Paul Smith, as President of Ragin' Ribs Franchise Corp., a Florida corporation, on behalf of such corporation who is personally known to me or has produced ____________________________ as identification and did/did not take an oath.

                                       Notary Public:

                                       sign /s/ Steven Lippman
                                            --------------------------------

                                       print________________________________
                                               State of Florida at Large (Seal)

                                       My Commission Expires: